SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material under §240.14a-12.

Columbia Acorn Trust

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

April 2010

Columbia Management and Ameriprise Financial, Inc. Transition Update

On September 30, 2009, Bank of America, N.A. announced its decision to sell Columbia Management’s long-term asset management business, including 100% of Columbia Wanger Asset Management, L.P., to Ameriprise Financial, Inc. The combined U.S. asset management business will operate under the Columbia Management brand with several sub-brands existing under the Columbia Management umbrella. Both companies will operate independently until all required approvals have been received and the transaction closes. The closing is expected to occur on or about May 1, 2010. On or about April 20, 2010, proxy materials were mailed to Columbia Acorn fund shareholders of record as of April 8, 2010.

Proxy solicitation

The proxy materials that Columbia Acorn fund shareholders will receive relate to the approval of a new investment advisory contract in connection with the Ameriprise transaction and a proposal to elect trustees. The proxy solicitation period is expected to continue after the closing of the Ameriprise transaction. Computershare Fund Services has been engaged to assist with the proxy solicitation by contacting shareholders by telephone to assist them in the voting process. The following Q&A has been created to help you deal with client inquiries regarding the upcoming proxies. Please encourage your clients to vote as early as possible to reduce expenses and unnecessary calls from Computershare.

The Transaction

Q:	Are shareholders being asked to vote on the Ameriprise transaction itself?

A:	No, shareholders are not being asked to vote on or approve the transaction itself. They are being asked to vote on a proposal to approve a new investment advisory agreement with Columbia Wanger Asset Management, L.P. as a result of the transaction. Shareholders are also being asked to elect trustees.

Q:	Will the transaction prompt changes to Columbia Acorn fund names?

A:	No. The “Acorn” brand will also continue to be used by the funds. As part of the transaction, Ameriprise will acquire the Columbia brand, which will become the primary brand of the funds managed by its affiliates. RiverSource entities such as RiverSource Fund Distributors, Inc. and RiverSource Service Corporation will also adopt the Columbia name on or about May 1, 2010. Certain funds in the RiverSource family of funds currently use the Threadneedle or Seligman brands. It is expected that these brands will continue to be used in the combined fund family.

Q:	Who is RiverSource? Who is Ameriprise?

A:	RiverSource Investments, LLC (“RiverSource”) is registered as an investment adviser under the Investment Advisers Act of 1940. RiverSource offers a full spectrum of investment products to domestic and international retail, business, and institutional investors. As of December 31, 2009, RiverSource had approximately $149 billion in assets under management and managed 132 registered funds. RiverSource is a wholly owned subsidiary of Ameriprise. On or about May 1, 2010, RiverSource is expected to change its name to Columbia Management Investment Advisors, LLC.

Ameriprise Financial is a publicly traded, diversified financial services company with interests in the asset management, financial planning, banking and insurance businesses. Ameriprise’s principal offices are located at 1099 Ameriprise Financial Center, Minneapolis, MN 55474.

Q:	Who is paying for the proxy solicitation?

A:	Bank of America, N.A. and Ameriprise Financial, Inc. have agreed to bear the costs of the proxy jointly.

For institutional audiences only. Distribution to any other audience is prohibited.

INT-09/48303-0410 10/AR52K0P5

The Proposals

Q:	What proposals will shareholders be asked to vote on at the shareholder meeting?

A:	Shareholders will be asked to:

•	Consider and vote on a proposed new investment advisory agreement with Columbia Wanger Asset Management, L.P. which, following the close, will become a wholly-owned subsidiary of Ameriprise Financial

•	Elect trustees to the board of trustees of Columbia Acorn Trust

Q:	What is the new investment advisory agreement?

A:	The new investment advisory agreement is the proposed agreement between each fund and Columbia Wanger Asset Management, L.P. Upon the closing of the Ameriprise transaction, the funds’ current advisory agreements with Columbia Wanger Asset Management, L.P. will terminate. The funds’ board has approved and recommend that shareholders approve the proposed investment advisory agreements with Columbia Wanger Asset Management, L.P. The fees under the proposed agreement are the same as under the existing agreement.

Q:	With respect to the election of trustees, what specifically are the shareholders being asked to vote on?

A:	Shareholders are being asked to elect nine of the current trustees and two new trustee candidates to the board of trustees.

Q:	What is the purpose of electing a board of trustees?

A:	Shareholders of each fund are being asked to elect trustees. This is, among other reasons, to satisfy the funds’ voluntary undertaking to hold a shareholder meeting at least every five years to elect trustees in connection with an SEC order dated February 9, 2005.

Q:	What materials will clients receive?

A:	Shareholders who own shares of a Columbia Acorn fund as of the April 8, 2010 record date will receive the Joint Proxy Statement and proxy card. Shareholders may receive additional solicitation materials during the proxy solicitation period.

Q:	How will these proposals affect shareholders?

A:	These proposals will not result in any change to the funds’ investment objectives or principal investment strategies. The fee rates currently payable by the funds under the current investment advisory agreement are not proposed to change under the proposed investment advisory agreement. The total scope of services proposed to be provided by Columbia Wanger Asset Management, L.P. is substantially the same as that currently provided.

Q.	How may shareholders of the Columbia Acorn funds cast their votes?

A.	Shareholders of the Columbia Acorn funds may vote in person at the meeting or there are several ways they can authorize proxies to cast their votes on their behalf at the meeting:

•	By Mail: Complete, sign and return the proxy card(s) in the self-addressed, postage-paid envelope.
•	By Telephone: Call the toll-free number printed on the proxy card(s) and follow the directions.
•	By Internet: Access the website address printed on the proxy card(s) and follow the directions on the website.

Q.	Whom should shareholders of Columbia Acorn funds call for additional information about the Joint Proxy Statement?

A.	If shareholders of the Columbia Acorn funds need any assistance, or have any questions regarding the proposals or how to vote their shares, please advise them to call the fund’s proxy solicitor, Computershare Fund Services, at 800-708-7953.

For institutional audiences only. Distribution to any other audience is prohibited.

INT-09/48303-0410 10/AR52K0P5

The following funds will be included in the proxy materials for Columbia Acorn Trust.

Columbia Acorn Trust

•	ColumbiaSM Acorn ® Fund

•	ColumbiaSM Acorn International®

•	ColumbiaSM Acorn USA®

•	ColumbiaSM Acorn International SelectSM

•	ColumbiaSM Acorn SelectSM

•	ColumbiaSM Thermostat FundSM

Please contact your relationship manager with any questions regarding this information.

Financial Institutions 800.718.9009	Institutional Dealers 800.626.2275	Broker/ Dealers 800.215.5005	Registered Investment Advisors 866.444.5435	Independent Advisors 800.446.4008	Investment-Only Distribution (DC/VA) 877.894.3592	U.S. Trust, Bank of America Private Wealth Management 800.521.1297

Columbia Management Group, LLC (“Columbia Management”) is the investment management division of Bank of America Corporation. Columbia Management entities furnish investment management services and products for institutional and individual investors. Columbia Funds are distributed by Columbia Management Distributors, Inc., member FINRA and SIPC. Columbia Management Distributors, Inc. is part of Columbia Management and an affiliate of Bank of America Corporation.

Columbia Management Advisors, LLC (CMA) and Columbia Wanger Asset Management, L.P. (CWAM) are SEC-registered investment advisors and indirect, wholly owned subsidiaries of Bank of America Corporation. CMA and CWAM are part of Columbia Management

For institutional audiences only. Distribution to any other audience is prohibited.

INT-09/48303-0410 10/AR52K0P5